UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  October 27, 2015

CTI BioPharma Corp.

(Exact Name of Registrant as Specified in its Charter)

Washington	001-12465	91-1533912
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

3101 Western Avenue, Suite 600

Seattle, Washington 98121

(Address of principal executive offices)

Registrant’s telephone number, including area code: (206) 282-7100

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 240.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.     Entry into a Material Definitive Agreement.

On October 27, 2015, CTI BioPharma Corp. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Piper Jaffray & Co. acting as sole book-running manager and as representative of the several underwriters named therein (collectively, the “Underwriters”), relating to the offer and sale (the “Offering”) of 50,000 shares of the Company’s Series N-1 Preferred Stock, no par value per share (the “Series N-1 Preferred Stock”). The price to the public in this Offering was $1,000 per share of Series N-1 Preferred Stock. The net proceeds to the Company from this Offering are expected to be approximately $46.5 million, after deducting underwriting discounts, commissions and other estimated offering expenses. The Offering closed on October 30, 2015.

Each share of Series N-1 Preferred Stock is convertible at the option of the holder, at any time after issuance, into 800 shares of common stock at an initial conversion price of $1.25 per share of common stock, for a total of 40 million shares of common stock. The initial conversion price is subject to adjustment in certain events. The shares of Series N-1 Preferred Stock will automatically convert into shares of common stock in certain circumstances. For a discussion of certain additional terms of the Series N-1 Preferred Stock, please refer to Item 3.03 of this Current Report on Form 8-K, which is incorporated herein by reference.

The Offering was made pursuant to the Company’s shelf registration statement on Form S-3 filed with the Securities and Exchange Commission (“SEC”) on November 21, 2014, which became effective on December 8, 2014 (Registration Statement No. 333-200452), as supplemented by a preliminary prospectus supplement, free writing prospectus and final prospectus supplement filed with the SEC on October 26, 2015, October 27, 2015 and October 28, 2015, respectively.

The Company plans to use the net proceeds from the Offering to support the commercial launch of pacritinib in the United States for patients with myelofibrosis, to conduct additional research concerning the possible application of pacritinib in indications outside of myelofibrosis, to advance the commercialization of PIXUVRI® and to support the development of tosedostat in registration-directed trials, as well as for general corporate purposes, which may include funding research and development, conducting preclinical and clinical trials, acquiring or in-licensing potential new pipeline candidates, preparing and filing possible new drug applications and general working capital.

In the Underwriting Agreement, the Company has agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments that the Underwriters may be required to make because of such liabilities.

The above descriptions of the Underwriting Agreement and the Series N-1 Preferred Stock are qualified in their entirety by reference to Exhibit 1.1 and Exhibits 3.1 and 3.2 attached hereto, respectively.

A copy of the opinion of Karr Tuttle Campbell related to the legality of the Series N-1 Preferred Stock (and the shares of common stock issuable upon conversion of the Series N-1 Preferred Stock) is attached hereto as Exhibit 5.1.

Item 3.03.     Material Modification to Rights of Security Holders.

On and effective October 29, 2015, the Company filed an Articles of Amendment (the “Series N Articles of Amendment”) to its Amended and Restated Articles of Incorporation, as amended, with the Secretary of State of the State of Washington, establishing and designating the Series N Preferred Stock and the rights, preferences and privileges thereof.  Also on and effective October 29, 2015, the Company filed an Articles of Amendment (the “Series N-1 Articles of Amendment”) to its Amended and Restated Articles of Incorporation, as amended (as amended by the Series N Articles of Amendment and Series N-1 Articles of Amendment, the “Amended Articles”) with the Secretary of State of the State of Washington, establishing and designating the Series N-1 Preferred Stock and the rights, preferences and privileges thereof.

Under the Series N Articles of Amendment, the Company’s board of directors may, from time to time, designate a subseries of Series N Preferred Stock (including the issuable amount thereof) pursuant to a separate

certificate of designation.   No shares of Series N Preferred Stock will actually be issued other than pursuant to the establishment and designation of a subseries of Series N Preferred Stock. The Series N-1 Preferred Stock issued in the Offering is such a subseries and was designated and established pursuant to the Series N-1 Articles of Amendment.

Pursuant to the Series N-1 Articles of Amendment, each share of Series N-1 Preferred Stock is entitled to a liquidation preference equal to the initial stated value of such holder’s Series N-1 Preferred Stock of $1,000 per share, plus any declared and unpaid dividends and any other payments that may be due on such shares, before any distribution of assets may be made to holders of capital stock ranking junior to the Series N-1 Preferred Stock.

The Series N-1 Preferred Stock is not entitled to dividends except to share in any dividends actually paid on the common stock or any pari passu or junior securities. The Series N-1 Preferred Stock will have no voting rights, except as otherwise expressly provided in the Amended Articles or as otherwise required by law. However, so long as at least 20% of the aggregate originally issued shares of Series N-1 Preferred Stock are outstanding, the Company cannot amend its Amended Articles, bylaws or other charter documents, in each case so as to: (i) materially, specifically and adversely affect the rights of the Series N-1 Preferred Stock; (ii) repay, repurchase or offer to repay or repurchase or otherwise acquire any shares of common stock, common stock equivalents, or other securities junior to the Series N-1 Preferred Stock, except in certain limited circumstances; (iii) authorize or create any class of senior preferred stock; or (iv) enter into any agreement or understanding with respect to any of the foregoing, in each case, without the affirmative written consent of holders of a majority of the outstanding shares of Series N-1 Preferred Stock.

The above descriptions of the Series N Articles of Amendment and the Series N-1 Articles of Amendment are qualified in their entirety by reference to the text of such amendments, copies of which are attached hereto as Exhibit 3.1 and Exhibit 3.2, respectively, and incorporated herein by reference.

Item 5.03.    Amendments to Articles of Incorporation or Bylaws; Changes in Fiscal Year.

The descriptions of the Series N Articles of Amendment and Series N-1 Articles of Amendment contained in Item 3.03 of this Current Report on Form 8-K are incorporated herein by reference.

Item 9.01.     Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
1.1	Underwriting Agreement, dated October 27, 2015, by and between CTI BioPharma Corp. and Piper Jaffray & Co.
3.1	Articles of Amendment to Amended and Restated Articles of Incorporation of CTI BioPharma Corp. (Series N Preferred Stock).
3.2	Articles of Amendment to Amended and Restated Articles of Incorporation of CTI BioPharma Corp. (Series N-1 Preferred Stock).
5.1	Opinion of Karr Tuttle Campbell.
23.1	Consent of Karr Tuttle Campbell (included in Exhibit 5.1 hereto).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CTI BIOPHARMA CORP.

	By:	/s/ Louis A. Bianco
Date: October 30, 2015		Louis A. Bianco
Executive Vice President, Finance and Administration

EXHIBIT INDEX

Exhibit Number	Description
1.1	Underwriting Agreement, dated October 27, 2015, by and between CTI BioPharma Corp. and Piper Jaffray & Co.
3.1	Articles of Amendment to Amended and Restated Articles of Incorporation of CTI BioPharma Corp. (Series N Preferred Stock).
3.2	Articles of Amendment to Amended and Restated Articles of Incorporation of CTI BioPharma Corp. (Series N-1 Preferred Stock).
5.1	Opinion of Karr Tuttle Campbell.
23.1	Consent of Karr Tuttle Campbell (included in Exhibit 5.1 hereto).